Exhibit 99.1

FOR IMMEDIATE RELEASE:

CreXus Investment Corp. Signs Definitive Agreement to be Acquired by
Annaly Capital Management for $13.00 Per Share

Implied Total Transaction Value of Approximately $1.0 Billion

NEW YORK, January 31, 2013—(BUSINESS WIRE)—CreXus Investment Corp. (NYSE: CXS) (the “Company”) announced today that it has entered into a definitive merger agreement pursuant to which Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”) will acquire all of the outstanding shares of common stock of the Company not currently owned by Annaly for $13.00 per share in cash.  The transaction, which is structured as a tender offer followed by a merger, has been approved by the Company’s board of directors upon the unanimous recommendation and approval of a Special Committee consisting of the Company’s three independent directors.

The $13.00 per share price represents a 17.1% premium to the Company’s unaffected share price on November 9, 2013, the trading day prior to Annaly first announcing its interest in acquiring the Company, and a 4.0% premium to Annaly’s original proposed price of $12.50 per share. The transaction represents a fully diluted equity value for the Company of approximately $1.0 billion.

The Company expects to declare and pay regular quarterly dividends while the transaction is pending. In addition, at the time the tender offer is completed, Annaly will increase the cash purchase price per share to reflect a pro-rated quarterly dividend for the quarter in which the tender offer is closed.

Under the terms of the agreement, the Company may solicit, receive, evaluate and enter into negotiations with respect to alternative proposals from third parties for a period of 45 calendar days continuing through March 16, 2013.  The Special Committee, with the assistance of its independent advisors, will actively solicit alternative proposals during this period.  The Company does not intend to disclose developments during this process, unless it determines that there is a need to update the market, and there can be no assurance that this process will result in receipt of a superior offer or that any other transaction will be approved or consummated.  Annaly has agreed to not purchase shares of Company common stock in excess of the approximately 12.4% of the outstanding that it currently owns.

At the conclusion of the 45-day active solicitation period, a subsidiary of Annaly will commence a cash tender offer for all of the outstanding shares of Company common stock not already owned by Annaly and its subsidiaries for $13.00 per share, plus a pro-rated quarterly dividend through the end of the tender offer period. The tender offer will be conditioned upon, among other things, satisfaction of a minimum tender of 51% of the outstanding shares of Company common stock not owned Annaly, any of its subsidiaries, officers or directors, and other customary conditions. If the tender offer is successfully completed, it will be followed by a cash merger in which any remaining outstanding shares of Company common stock will be converted into the right to receive the same cash consideration per share as paid in the tender offer.    The Company currently expects the tender offer to expire in mid-April 2013, and the merger to close as soon as practicable thereafter.

Nancy Jo Kuenstner, chairman of the Special Committee, said, “The Special Committee is very pleased to have reached a definitive agreement with Annaly  that we believe provides compelling value to CreXus stockholders. We also look forward to exploring what alternatives might be available to us during the “go-shop” period, as permitted by the terms of our agreement.”

Lazard is acting as independent financial advisor and Goodwin Procter llp is acting as independent legal advisor to the Special Committee in connection with this transaction.  Bank of America Merrill Lynch is acting as financial advisor and K&L Gates LLP is acting as legal advisor to Annaly.

About CreXus Investment Corp.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial real property, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company, a wholly owned subsidiary of Annaly Capital Management, Inc.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of the Company referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock will be made pursuant to an offer to purchase and related materials that an affiliate of Annaly Capital Management, Inc. intends to file with the Securities and Exchange Commission (“SEC”). At the time the offer is commenced, Annaly’s subsidiary will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Annaly when available. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations at 646-829-0159.

Forward Looking Statements

This press release contains forward-looking statements relating to the potential acquisition of CreXus Investment  Corp. by a subsidiary of Annaly Capital Management, Inc., including the expected date of closing and the potential benefits of the transaction. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by any forward looking statements in this press release include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; transaction costs; actual or contingent liabilities; and other risks and uncertainties  discussed in the documents we file from time to time with the SEC, including our annual report on Form 10-K for the year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect CreXus’ expectations as of the date of this press release. CreXus undertakes no obligation to update the information provided herein other than as required by law.

CreXus Investment Corp.
Investor Relations, 646-829-0159
www.crexusinvestment.com

Source: CreXus Investment Corp.

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